No. of Stock Units:  27,280                                   Warrant No. LC-1-A

                                     WARRANT

                           to Purchase Common Stock of

                              The Right Start, Inc.



THIS IS TO CERTIFY THAT ARBCO ASSOCIATES, L.P. or registered assigns, is entitled to purchase from The Right Start, Inc., a California corporation (the "Company"), at any time and from time to time on and after the date that the holders of the Company's outstanding Common Stock shall have authorized sufficient additional shares of Common Stock to permit exercise of this Warrant and all other convertible and exchangeable securities of the Company issued prior to the date hereof (the "Approval Date"), but not later than 5:00 p.m., Pacific Standard time, on October 10, 2006 (the "Expiration Date"), Twenty-Seven Thousand Two Hundred Eighty (27,280) Stock Units, in whole or in part, at a purchase price per Stock Unit of $3.50 all on the terms and conditions hereinbelow provided.

This Warrant has been issued in connection with the issuance of that certain Promissory Note dated as of the date hereof between the Company and warrantholder named above (together with any such note or notes issued in substitution therefore, the "Notes").

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS, OR UNLESS THE PROPOSED TRANSACTION IS REGISTERED OR QUALIFIED AS REQUIRED.

                  Section 1. Certain Definitions. As used in this Warrant, unless the context otherwise requires:

                  "Affiliate" of any Person means a Person (1) that directly or indirectly controls, or is controlled by, or is under common control with, such other Person, (2) that beneficially owns ten percent (10%) or more of the Voting Stock of such other Person, or (3) ten percent (10%) or more of the Voting Stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest) of which is owned by such other Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Appraised Value" shall mean the fair market value of all outstanding shares of Common Stock (on a fully diluted basis including any fractional shares and assuming the exercise in full of all then-outstanding options, warrants or other rights to purchase shares of Common Stock that are then currently exercisable at exercise prices less than the Current Market

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Price), as determined by a written appraisal prepared by an appraiser acceptable to the Company and the holders of Warrants evidencing seventy percent (70%) of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants. "Fair market value" is defined for this purpose as the price in a single transaction determined on a going-concern basis that would be agreed upon by the most likely hypothetical buyer for a 100% controlling interest in the equity capital of the Company (on a fully diluted basis including any fractional shares and assuming the exercise in full of all then-outstanding options, warrants or other rights to purchase shares of Common Stock that are then currently exercisable at exercise prices less than the Current Market Price), with consideration given to the effect of all noncompete covenants signed by the seller and employment agreements signed by key management personnel of the Company (and of its subsidiaries), each extending for a period of time considered sufficient by all parties to effect the transfer of goodwill from the seller to the buyer and disregarding any discounts for nonmarketability of Common Stock of the Company. In the event that the Company and said holders cannot, in good faith, agree upon an appraiser, then the Company, on the one hand, and said holders, on the other hand, shall each select an appraiser, the two appraisers so selected shall select a third appraiser who shall be directed to prepare such a written appraisal (the "Appraisal") and the term Appraised Value shall mean the appraised value set forth in the Appraisal prepared in accordance with this definition. The fees and expenses of any appraisers shall be paid by the Company, except in the case in which the valuation of any appraiser who renders an Appraisal is within ten percent (10%) of the value originally determined by the Board of Directors, in which case the holders shall pay the fees and expenses of any appraisers. In the event that the Company bears the cost of the appraisal process, such cost shall be deemed an account payable of the Company and shall be considered in the determination of the Appraised Value.

                  "Board of Directors" shall mean either the board of directors of the Company or any duly authorized committee of that board.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks in the State of California are required or permitted to close.

                  "Commission" shall mean the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act and the Exchange Act.

                  "Common Stock" shall mean the Company's authorized Common Stock, no par value per share, irrespective of class unless otherwise specified, as constituted on the date of original issuance of this Warrant, and any stock into which such Common Stock may thereafter be changed, and shall also include stock of the Company of any other class, which is not preferred as to dividends or assets over any other class of stock of the Company issued to the holders of shares of stock upon any reclassification thereof.

                  "Current Market Price" per share of Common Stock for the purposes of any provision of this Warrant at the date herein specified, shall be deemed to be the price determined pursuant to the first applicable of the following methods:

                           (i) If the Common Stock is traded on a national securities exchange or is traded in the over-the-counter market, the Current Market Price per share of Common Stock shall be deemed to be the average of the daily market prices for 20 consecutive Trading Days commencing 20 Trading Days before such date. The market price for each such Trading Day shall be (a) if the Common Stock is traded on a national securities exchange or in the over-the-counter market, its


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

         last sale price on the preceding Trading Day on such national securities exchange or over-the-counter market or, if there was no sale on that day, the last sale price on the next preceding Trading Day on which there was a sale, all as made available over the Consolidated Last Sale Reporting System of the CTA Plan (the "CLSRS") or, if the Common Stock is not then eligible for reporting over the CLSRS, its last reported sale price on the preceding Trading Day on such national securities exchange or, if there was no sale on that day, on the next preceding Trading Day on which there was a sale reported on such exchange or (b) if the principal market for the Common Stock is the over-the-counter market, but the Common Stock is not then eligible for reporting over the CLSRS, but the Common Stock is quoted on The Nasdaq Stock Market, Inc. ("Nasdaq"), the last sale price reported on Nasdaq on the preceding Trading Day or, if the Common Stock is an issue for which last sale prices are not reported on Nasdaq, the closing bid quotation on such day, but, in each of the next preceding two cases, if the relevant Nasdaq price or quotation did not exist on such day, then the price or quotation on the next preceding Trading Day in which there was such a price or quotation.

                      (ii) If the Current Market Price per share of Common Stock cannot be ascertained by any of the methods set forth in paragraph (i) immediately above, the Current Market Price per share of Common Stock shall be deemed to be the price equal to the quotient determined by dividing the Appraised Value by the number of outstanding shares of Common Stock (on a fully diluted basis including any fractional shares and assuming the exercise in full of all then-outstanding options, warrants or other rights to purchase shares of Common Stock that are then currently exercisable at exercise prices equal to or less than the Current Market Price).

                  "Current Warrant Price" per share of Common Stock, for the purpose of any provision of this Warrant at the date herein specified, shall mean the amount equal to the quotient resulting from dividing the Exercise Price in effect on such date by the number of shares (including any fractional share) of Common Stock comprising a Stock Unit on such date.

                  "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any applicable time.

                  "Exercise Price" shall mean the purchase price per Stock Unit as set forth on the first page of this Warrant on the Issuance Date and thereafter shall mean such dollar amount as shall result from the adjustments specified in Section 4.

                  "Holder" means, initially, ARBCO ASSOCIATES, L.P., and thereafter any Person that is or Persons that are the registered holder(s) of the Warrant or Warrant Stock as registered on the books of the Company.

                  "Issuance Date" shall mean the date of issuance of this Warrant.

                  "Nonpreferred Stock" shall mean the Common Stock and shall also include stock of the Company of any other class which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption.

                  "Person" shall include a natural person, limited partnership, a corporation, an association, a partnership, a limited liability company, a trust or estate, a government, foreign or domestic, and any agency or political subdivision thereof, or any other entity.

                  "Restricted Certificate" shall mean a certificate for Common Stock or a Warrant bearing the restrictive legend set forth in the preamble.

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

                  "Restricted Securities" shall mean Restricted Stock and the Restricted Warrant.

                  "Restricted Stock" shall mean Common Stock evidenced by a Restricted Certificate.

                  "Restricted Warrant" shall mean a Warrant evidenced by a Restricted Certificate.

                  "Securities" shall mean the Warrant issued to the Holder, and the certificates and other instruments from time to time evidencing the same.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any applicable time.

                  "Stock Unit" shall constitute one share of Common Stock, as such Common Stock was constituted on the date hereof and thereafter shall constitute such number of shares (including any fractional shares) of Common Stock as shall result from the adjustments specified in Section 4.

                  "Trading Day" shall mean a day on which the national securities exchanges were open for trading.

                  "Voting Stock" shall mean any equity security entitling the holder of such security to vote at meetings of shareholders except an equity security which entitles the holder of such security to vote only upon the occurrence of some contingency, unless that contingency shall have occurred and be continuing.

                  "Warrant" shall mean this Warrant to purchase up to an aggregate of 27,280 Stock Units initially issued to ARBCO ASSOCIATES, L.P., as agent, and all Warrants issued upon transfer, division or combination of, or in substitution therefor.

                  "Warrant Stock" shall mean the shares of Common Stock purchasable by the holder of any Warrants upon the exercise thereof.

                  Section 2. Exercise of Warrant. The holder of this Warrant may, at any time on and after the Approval Date, but not later than the Expiration Date, exercise this Warrant in whole or in part at any time and from time to time for the number of Stock Units which such holder is then entitled to purchase hereunder. The Holder may exercise this Warrant, in whole or in part, by any of the following methods (or a combination thereof or as otherwise determined by the Company's Board of Directors):

                (a) the Holder may deliver to the Company at its office maintained pursuant to Section 13 for such purpose
                           (i) a written notice of such Holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be purchased, (ii) this Warrant and (iii) a sum equal to the aggregate Exercise Price therefor in immediately available funds; or

                (b) the Holder may also exercise this Warrant, in whole or in part, in a "cashless" or "net issue" exercise by delivering to the Company at its office maintained pursuant to Section 13 for such purpose (i) a written notice of such Holder's election to exercise this Warrant, which notice shall specify the number of


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

                           Stock Units to be delivered to such Holder and the number of Stock Units with respect to which this Warrant is being surrendered in payment of the aggregate Exercise Price for the Stock Units to be delivered to the Holder, and (ii) this Warrant. For purposes of this subparagraph (b), each Stock Unit as to which this Warrant is surrendered will be attributed a value equal to the product of (x) the Current Market Price per share of Common Stock minus the Current Warrant Price per share of Common Stock, multiplied by (y) the number of shares of Common Stock then comprising a Stock Unit; or

                (c) the Holder may also exercise this Warrant, in whole or in part, by delivering to the Company at its office maintained pursuant to Section 13 for such purpose written notice accompanying the surrender of this Warrant at the time of such exercise, instructing the Company to apply to the Exercise Price all or any part of the unpaid principal amount of any one or more Notes at the time held by the Holder, in which case the Company will accept the principal amount specified in such notice in satisfaction of a like amount of such payment. Upon any partial application of a Note, the Company at its expense shall forthwith issue and deliver to or upon the order of the Holder a new Note or Notes in principal amount of such surrendered Note which has not been applied against such payment, such new Note or Notes to be dated and to bear interest from the date to which interest has been paid on such surrendered Note. Within two Business Days after receipt of any such notice, in the manner provided in the Notes, all unpaid interest on the principal amount so specified in such notice, accrued to the date of the exercise of such Warrant.

                  Any notice required under this Section 2 may be in the form of a subscription set out at the end of this Warrant. Upon delivery thereof, the Company shall as promptly as practicable, and in any event, subject to compliance with Section 9, within 10 Business Days thereof, cause to be issued in the name ofand delivered to such Holder or, subject to Section 9, as Holder may direct, a certificate or certificates representing the aggregate number of duly authorized, validly issued, fully-paid and nonassessable shares of Common Stock issuable upon such exercise and, in case such exercise is in part only, a new Warrant or Warrants of like tenor, as further described below.

                  The stock certificate or certificates for Warrant Stock so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of such Holder or, subject to Section 9, such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, with, to the extent permitted by law, the right to vote such shares or to consent or to receive notice as a stockholder, as of the time said notice is delivered to the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such Holder a new Warrant dated the date it is issued, evidencing the rights of such Holder to purchase the remaining Stock Units called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

                  The Company shall pay all expenses, taxes (other than federal, state, local or foreign income taxes) and other charges payable in connection with the preparation, issue and delivery of stock certificates and new Warrants under this Section 2.

                  All shares of Common Stock issuable upon the exercise of this Warrant shall be duly authorized, validly issued, fully paid and nonassessable,


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and free from all liens and other encumbrances thereon. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

                  The Company shall not issue certificates for fractional shares of Common Stock upon any exercise of this Warrant whenever, in order to implement the provisions of this Warrant, the issuance of such fractional shares is required. Instead, the Company shall pay cash in lieu of such fractional shares upon such exercise.

                  Section 3. Transfer, Division and Combination. Subject to
Section 9, this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the office of the Company maintained for such purpose pursuant to Section 13, together with (a) a written assignment in the form set out at the end of this Warrant duly executed by the Holder hereof or its agent or attorney and (b) payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender, execution and payment, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. If and when this Warrant is assigned in blank (in case the restrictions on transferability in Section 9 shall have been terminated), the Company may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant for all purposes and the Company shall not be affected by any notice to the contrary. This Warrant, if properly assigned in compliance with this Section 3 and Section 9, may be exercised by an assignee for the purchase of shares of Common Stock without having a new Warrant issued.

                  This Warrant may, subject to Section 9, be divided upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder hereof or its agent or attorney. Subject to compliance with the preceding paragraph and with Section 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant to be divided or combined in accordance with such notice.

                  The Company shall pay all expenses, taxes (other than federal, state, local or foreign income taxes) and other charges incurred by the Company in the performance of its obligations in connection with the preparation, issue and delivery of Warrants under this Section 3.

                  The Company agrees to maintain at its aforesaid office books for the registration and transfer of the Warrants.

                  Section 4. Adjustment of Stock Unit or Exercise Price. The number of shares of Common Stock comprising a Stock Unit, and the Exercise Price per Stock Unit, shall be subject to adjustment from time to time as set forth in this Section 4 and in Section 5. The Company will not take any action with respect to its Nonpreferred Stock of any class requiring an adjustment pursuant to any of the following Subsections 4.1 or 4.3 without at the same time taking like action with respect to its Nonpreferred Stock of each other class.

                  4.1. Stock Dividends, Subdivisions and Combinations. In case at any time or from time to time the Company shall:

                  (a) take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Nonpreferred Stock, or

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                  (b) subdivide its outstanding shares of Nonpreferred Stock into a larger number of shares of Nonpreferred Stock, or

                  (c) combine its outstanding shares of Nonpreferred Stock into a smaller number of shares of Nonpreferred Stock,

then the number of shares of Common Stock comprising a Stock Unit immediately after the happening of any such event shall be adjusted so as to consist of the number of shares of Common Stock which a record holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of such event.

                  4.2. Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock comprising a Stock Unit hereinbefore provided for in this Section 4:

                  (a) When Adjustments to Be Made. The adjustments required by
Section 4.1 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (b) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Nonpreferred Stock shall be taken into account to the nearest one-thousandth of a share.

                  (c) When Adjustment Not Required. If the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a dividend or distribution and shall, thereafter and before the distribution thereof to shareholders, abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  4.3. Merger, Consolidation Etc. In case the Company shall (a) merge into or consolidate with another Person and shall not be the continuing or surviving Person of such merger or consolidation, (b) shall permit any other Person to merge into or consolidate with the Company and the Company shall be the continuing or surviving Person, but, in connection with such merger or consolidation, the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other any other property,
(c) shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another Person or (d) effect a capital reorganization or reclassification of the Common Stock (other than a capital reorganization or reclassification for which an adjustment is provided by
Section 4.1) and pursuant to the terms of such merger, consolidation, disposition, capital reorganization or reclassification, shares of common stock of a successor or acquiring Person are to be received by or distributed to the holders of Nonpreferred Stock of the Company, then each holder of a Warrant shall have the right thereafter to receive, upon exercise of such Warrant, Stock Units each comprising the number of shares of common stock of such successor or acquiring Person receivable upon or as a result of such merger, consolidation, disposition , capital reorganization or reclassification by a holder of the number of shares of Nonpreferred Stock comprising a Stock Unit immediately prior to such event. If, pursuant to the terms of such merger, consolidation, disposition, capital reorganization or reclassification, any cash, shares of stock, other securities or property or warrants or other subscription or purchase rights or property of any nature whatsoever are to be received by or distributed to the holders of Nonpreferred Stock of the Company, there shall be either, at the Holder's option, (i) a reduction of the Exercise Price equal to


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

the amount applicable to the number of shares of Common Stock then comprising a Stock Unit of any such cash and of the fair value of any and all such shares of stock or of other securities or property to be received by or distributed to the holders of Nonpreferred Stock of the Company, or (ii) such Holder shall have the right to receive, upon exercise of its Warrant, such cash, shares of stock or other securities or property of any nature as a holder of the number of shares of Nonpreferred Stock underlying a Stock Unit would have been entitled to receive upon the occurrence of such event. Such fair value shall be determined in good faith by the Board of Directors of the Company, provided that if such determination is objected to by the holders of Warrants evidencing seventy percent (70%) of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants, such determination shall be made by an independent appraiser selected by the Company and said holders. In the event that the Company and said holders cannot, in good faith, agree upon an appraiser, then the Company, on the one hand, and said holders, on the other hand, shall each select an appraiser, the two appraisers so selected shall select a third appraiser who shall be directed to prepare such a written appraisal which shall be conclusive and binding on the parties. The fees and expenses of any appraisers shall be paid by the Company, except in the case where the valuation of any appraiser who renders an Appraisal is within ten percent (10%) of the value originally determined by the Board of Directors, in which case the holders shall pay the fees and expenses of any appraisers. In case of any such merger, consolidation, disposition, capital reorganization or reclassification, the successor or acquiring Person shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all of the obligations and liabilities hereunder, subject to such modification as shall be necessary to provide for adjustments of Stock Units which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For the purposes of this Section 4 "common stock of the successor or acquiring Person" shall include stock of such corporation of any class, that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption, and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event, and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Subsection 4.3 shall similarly apply to successive mergers, consolidations, dispositions, capital reorganizations or reclassifications..

                  4.4 No Impairment. The Company will not, by amendment of its certificate of incorporation or through a consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) shall obtain the consent of the original Holder to any merger, consolidation or sale of all or substantially all of the Company's assets to which the Company is a party and any equity issuance by the Company (other than as a result of the conversion or exchange of, or exercise of rights or issuance of pay-in-kind securities with respect to, outstanding securities of the Company or the issuance of securities in connection with the acquisition of the assets of F.A.O. Schwarz and its online affiliate) until such time as the Company shall have obtained approval from its shareholders to authorize sufficient additional shares of Common Stock to permit exercise of this Warrant, (b) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (c) will take all such action as may be be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding, and (d) will not take any action that results in any adjustment of the Exercise Price if the total number of shares of Common Stock (or other securities) issuable after the


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

action upon exercise of all of the Warrants would exceed the total number of shares of Common Stock (or other securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

                  Section 5.  Notice to Warrant Holders.

                  5.1. Notice of Adjustment of Stock Unit or Exercise Price. Whenever the number of shares of Common Stock comprising a Stock Unit, or the price at which a Stock Unit may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, the Company shall forthwith obtain a certificate signed by independent accountants, of recognized national standing, selected by the Company and reasonably acceptable to the Holder(s) of the Warrants, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a statement of the fair value, as determined by the Board of Directors of the Company or by appraisal (if applicable), of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights or property of any nature whatsoever referred to in Section 4.3) and specifying the number of shares of Common Stock comprising a Stock Unit and (if such adjustment was made pursuant to Section 4.3) describing the number and kind of any other shares of stock comprising a Stock Unit, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly, and in any case within three days after the making of such adjustment, cause a signed copy of such certificate to be delivered to each holder of a Warrant in accordance with Section 14. The Company shall keep at its office or agency, maintained for the purpose pursuant to
Section 13, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by a holder thereof.

                  5.2. Notice of Certain Corporate Action. In case the Company shall propose (a) to pay any dividend to the holders of any class of securities or to make any other distribution to the holders of any class of securities (other than a regular, periodic cash dividend dividend in an amount not exceeding the amount of the immediately preceding cash dividend for the immediately preceding period) or to grant any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right or (b) to effect any consolidation, merger or sale, capital reorganization, reclassification or recapitalization of the capital stock organic change, transfer or other disposition of all or substantially all of its property, assets or business, voluntary or involuntary dissolution, liquidation or winding-up of the Company, then in each such case, the Company shall deliver to each holder of a Warrant, in accordance with
Section 14, a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of, and expected date of consummation of, such dividend, distribution or rights, consolidation, merger, sale, capital reorganization, reclassification or recapitalization of the capital stock, organic change, transfer or voluntary or involuntary dissolution, liquidation or winding-up of the Company or transfer is to take place and the date of any participation therein by the holders of Nonpreferred Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Nonpreferred Stock and the number and kind of any other shares of stock which will comprise a Stock Unit, and the purchase price or prices thereof, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so delivered as promptly as reasonably possible and, in any event, at least 10 days prior to the date therein specified.

                  Section 6. Reservation and Authorization of Common Stock. The Company shall at all times reserve and keep available for solely issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant or upon such exercise, as the case may be, shall be duly and validly authorized and issued, fully-paid and nonassessable.

                  Section 7. Taking of Record; Stock and Warrant Transfer Books. In the case of all dividends or other distributions by the Company to the holders of its Nonpreferred Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up or as otherwise may be required by law, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

                  Section 8. Taxes. The Company will pay all taxes (other than federal, state, local or foreign income taxes) which may be payable in connection with the execution and delivery of this Warrant or the issuance and sale of the Restricted Securities hereunder or in connection with any modification of the Restricted Securities and will save the Holder harmless without limitation as to time against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. The obligations of the Company under this Section 8 shall survive any redemption, repurchase or acquisition of Restricted Securities by the Company.

                  Section 9. Restrictions on Transferability. The Restricted Securities shall not be transferable except upon the conditions specified in this Section 9.

                  9.1 Transfer to an Affiliate. The Holder shall have the right to transfer any Restricted Securities to any Affiliate of the Holder, in each case free of the restrictions imposed by this Section 9 other than the requirement as to the legending of the certificates for such Restricted Securities specified in Section 9.3. No opinion of counsel shall be required for a transfer of Restricted Securities to an Affiliate of the Holder.

                  9.2 Transfer to a Non-Affiliate. The Holder and his or her or her subsequent transferees shall have the right to transfer any Restricted Securities to a non-Affiliate of the Holder as follows:

                  (a) Prior to any transfer or attempted transfer of any Restricted Securities to a non-Affiliate of the Holder, the holder of such Restricted Certificate shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in reasonable detail.

                  (b) Upon receipt of such notice, the Company may request an opinion of counsel of the transferring Holder to the effect that such proposed transfer may be effected without registration under the Securities Act. Upon receipt of such opinion, or if the Company does not request such an opinion, within five (5) Business Days after receiving notice of the proposed transfer, the Company shall, as promptly as practicable, so notify the Holder of such Restricted Certificate and the Holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate evidencing the Restricted Securities thus to be transferred (and each certificate evidencing any untransferred balance of the Restricted Securities evidenced by such Restricted Certificate) shall bear the restrictive legend set forth in Section 9.3, unless in the opinion of the Company or the opinion of such counsel, if requested, pursuant to Rule 144(k) of the Securities Act or otherwise, such legend is not required in order to ensure compliance with the Securities Act. The fees and expenses of counsel for any such opinion shall be paid by the Company.

                  9.3 Restrictive Legend. Unless and until the Restricted Securities have been registered under the Securities Act, this Warrant, each Warrant issued to any transferee of the Holder, each certificate for any Warrant Stock issued upon exercise of any Warrant and each certificate for any Warrant Stock issued to any transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS, OR UNLESS THE PROPOSED TRANSACTION IS REGISTERED OR QUALIFIED AS REQUIRED."

Whenever such restriction shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the legend required by this Subsection 9.3 upon delivery of satisfactory evidence to the Company of such cessation and termination (including an opinion of counsel reasonably satisfactory to the Company).

                  Section 10. Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  Section 11. Loss or Destruction of Warrant Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security in an amount reasonably satisfactory to the Company (the original Holder's or any other institutional Holder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such institutional Holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will at its own expense execute and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

                  Section 12. Amendments. The terms of this Warrant may be amended, and the observance of any term therein may be waived, but only with the written consent of the holders of Warrants evidencing seventy percent (70%) of the total number of Stock Units at the time purchasable upon the exercise of this Warrant and the warrants issued on the Issuance Date to Kayne Anderson Capital Advisors, L.P., as agent and Fortune Twenty-Fifth (100,000 on the Issuance Date); provided that no such action may change the number of shares of stock comprising a Stock Unit or the Exercise Price, without the unanimous written consent of the holders of Warrants subject to such amendment.

                  Section 13. Office of the Company. So long as any Warrant remains outstanding, the Company shall maintain an office where the Warrants may be presented for exercise, transfer, division or combination as in this Warrant provided. Such office shall be at 26610 Agoura Road, Suite 250, Calabasas, California 91302, FAX: (818) 735-7242, unless and until the Company shall designate and maintain some other office for such purposes and deliver written notice thereof to the holders of all outstanding Warrants.

                  Section 14.  Notices Generally.

                  14.1. All communications (including all required or permitted notices) pursuant to the provisions hereof shall be in writing and shall be sent, to any registered Holder of any Warrants or Warrant Stock, to the address of such Holder as it appears in the stock or warrant ledger of the Company or at such other address as such Holder may have furnished in writing to the Company.

                  14.2. Any notice shall be deemed to have been duly delivered when delivered by hand, if personally delivered, and if sent by mail to a party whose address is in the same country as the sender, two Business Days after being deposited in the mail, postage prepaid, and if sent by recognized international courier, freight prepaid, with a copy sent by telecopier, to a party whose address is not in the same country as the sender, three Business Days after the later of (a) being telecopied and (b) delivery to such courier.

                  Section 15. Registration Rights. The Company agrees to register the Common Stock issuable upon exercise of this Warrant on substantially the same terms it agreed to provide registration rights to Athanor Holdings, LLC in connection with its investment in the Company's Series E Contingent Convertible Preferred Stock.

                  Section 16. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California (without regard to conflicts of law provisions thereof).

                  Section 17. Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its President or a Vice President and attested by its Secretary or an Assistant Secretary Dated as of: November 13, 2001


                                                     THE RIGHT START, INC.



                                                     /s/ Jerry R. Welch
                                                     By:  Jerry R. Welch
                                                     Its:  President


ATTEST:

/s/ Raymond P. Springer
Name:  Raymond P. Springer
Title:  Secretary


                                SUBSCRIPTION FORM
                 (to be executed only upon exercise of Warrant)


                  The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases Stock Units of The Right Start, Inc., a California corporation, purchasable with this Warrant, and herewith makes payment therefor (by check in the amount of $_____), or hereby tenders _______________ Stock Units as payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________________ whose address is and, if such Stock Units shall not include all of the Stock Units issuable as provided in this Warrant that a new Warrant of like tenor and date for the balance of the Stock Units issuable thereunder be delivered to the undersigned.


Dated:  _____________, _____

                                         -------------------------------
                                         (Signature of Registered Owner)


                                         -------------------------------
                                         (Street Address)

                                         -------------------------------
                                         (City)    (State)   (Zip Code)

                                 ASSIGNMENT FORM


                  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Stock Units set forth below:

Number of Stock Units                         Name and Address of Assignee









and does hereby irrevocably constitute and appoint Attorney to make sure transfer occurs on the books of The Right Start, Inc., a California corporation, maintained for the purpose, with full power of substitution in the premises.

Dated:

                                               ---------------------------
                                               Signature


                                               ---------------------------
                                               Witness


NOTICE: The signature to the assignment must correspond with the name as written upon the face of the Warrant in every particular instance, without alteration or enlargement or any change whatsoever.

                  The signature to this assignment must be guaranteed by a bank or trust company having an office or correspondent in New York, New York or Los Angeles, California or by a firm having membership on the New York Stock Exchange.